ARTICLES OF MERGER

                                       OF

                              NACO COMPOSITES, INC.

                                  WITH AND INTO

                              NACO INDUSTRIES, INC.


         Pursuant to the provisions of Section 16-10a-1104 and Section 16-10a-1105 of the Utah Revised Business Corporation Act (the "Utah Act"), NACO Industries, Inc., a Utah corporation ("Industries") and NACO Composites, Inc., a Utah corporation ("Composites"), hereby execute the following Articles of
Merger:

         1. Attached hereto as Exhibit A, and incorporated herein by this reference, is the Agreement and Plan of Merger dated April 20, 1999 (the "Plan of Merger"), which sets forth the terms of the merger of Composites, a wholly-owned subsidiary of Industries, with and into Industries (the "Merger").

         2. Approval of the Plan of Merger by the shareholders of Composites was not required because immediately prior to the filing of these Articles of Merger, Industries owned all of the outstanding shares of each class of the capital stock of its subsidiary, Composites.

         3. Pursuant to Section 16-10a-1104(3) of the Utah Act, the approval of the Plan of Merger by the shareholders of Industries was not required.

         4. The merger of Composites with and into Industries shall become effective immediately upon the filing of these Articles of Merger and Plan of Merger with the Utah Department of Commerce, Division of Corporations and Commercial Code (the "Effective Time").

         5. The Effective Time complies with the requirements of Subsection 16-10a-1104(5) of the Utah Act.


ARTICLES OF MERGER

         EXECUTED as of the 20th day of April, 1999.


NACO INDUSTRIES, INC.,
a Utah corporation



By /s/ Verne E. Bray
-------------------------------------------------
       Verne E. Bray, President



NACO COMPOSITES, INC.,
a Utah corporation



By /s/ Jeffrey J. Kirby
-------------------------------------------------
       Jeffrey J. Kirby, President



ARTICLES OF MERGER
                                       2

                                    Exhibit A

                                 Plan of Merger

               [see Agreement and Plan of Merger attached hereto]



ARTICLES OF MERGER
                                       3